PRESS RELEASE

Contacts:
Mellanox Technologies
Lee-Ann K. Stewart
408-970-3400
ir@mellanox.com

Stapleton Communications Inc.
Deborah Stapleton
650-470-0200
deb@stapleton.com

Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies Announces Q3 2008 Financial Results

SANTA CLARA, CA. and YOKNEAM, ISRAEL – Oct. 23, 2008 – Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of semiconductor-based server and storage interconnect products, today announced record revenue for its third quarter ended Sept. 30, 2008.

Third Quarter Highlights

•	Net revenue increased to a record $29.1 million, up 29% from the same quarter last year

•	Gross margins were 79.1%

•	Net income: $5.2 million GAAP, $9.6 million non-GAAP

•	Net income per diluted share: $0.16 GAAP, $0.28 non-GAAP

•	$6.7 million in cash provided by operating activities

•	$171 million in total cash and investments at quarter end

Financial Results

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported record revenue of $29.1 million, up from $28.2 million in the second quarter of 2008 and up from the $22.7 million reported in the third quarter of 2007.

Gross margins in the third quarter were 79.1 percent, compared with 79.8 percent in the second quarter of 2008 and 74.9 percent reported in the third quarter a year ago. GAAP net income in the third quarter was $5.2 million or $0.16 per diluted share and included a tax expense of $2.4 million from the realization of deferred tax assets and $2.0 million of share-based compensation expense.

On a non-GAAP basis, the company recorded third quarter net income of $9.6 million, or $0.28 per diluted share, consistent with $9.6 million or $0.28 per diluted share in the second quarter of 2008, and up from $8.0 million or $0.24 per diluted share in the third quarter of 2007. These non-GAAP net income results exclude share-based compensation expenses and the realization of deferred tax assets.

Total cash and investments were $171 million at Sept. 30, 2008. The company generated $6.7 million in cash from operating activities during the quarter.

“We are very pleased to see the increased adoption of our InfiniBand products within mainstream data center business applications, highlighted by September’s announcement of the new HP Oracle Database Machine, a mixture of Mellanox-based InfiniBand storage and rack servers,” said Eyal Waldman, chairman, president, and CEO of Mellanox Technologies. “During the quarter, we increased our product deployments within the Embedded and HPC markets, tripled shipments of our 40Gb/s products, and were awarded two prominent 10 Gigabit Ethernet design-wins.”

Recent Mellanox Press Release Highlights

•	Oct. 13 — Mellanox Technologies Appoints Sash Sunkara as Vice President of Marketing

•	Oct. 13 — Mellanox ConnectX 10GigE Mezzanine Adapter for IBM BladeCenter Is Blade.org Compliant

•	Sept. 25 — Mellanox Interconnect Technologies Drive Performance and Scalability for HP Oracle Database Machine Customers

•	Sept. 16 — Mellanox InfiniBand Delivers Breakthrough Performance for the New Cray CX1™ Supercomputer Systems

•	Sept. 15 — Mellanox Provides Industry-Leading Scalability and Performance for HP BladeSystem Switching Infrastructure

•	Sept. 15 — Mellanox Showcases Support for Commodity Server-Based Virtual Storage Appliance at VMworld 2008

•	Aug. 18 — Mellanox InfiniBand Accelerates Toshiba Medical’s AquilionONE

•	Aug. 6 — Mellanox ConnectX Server and Storage Adapters Achieve Oracle® Real Application Clusters 11g and Oracle Enterprise Linux Certification

Conference Calls

Mellanox will broadcast its third quarter 2008 financial results conference call today, Thursday, at 5:30 a.m. Pacific Time (8:30 a.m. Eastern).  To listen to the call, dial 719-325-4869 approximately ten minutes prior to the start time. A taped replay will be made available approximately one hour after the conclusion of the call, and will remain available for one week. To access the replay, dial 719-457-0820. The pass code is: 4871456.

Mellanox will also conduct a conference call on Thursday, Oct. 23, 2008 at 3:30 p.m. Israel Time to discuss the company’s third quarter financial results in Hebrew. To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call. A taped replay will be made available Oct. 26, 2008, and will remain available for 48 hours. To access the replay, dial +972-3-9255930.

Both conference calls will be available via a live webcast on the investor relations section of the Mellanox web site at www.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 12 months.

About Mellanox

Mellanox Technologies is a leading supplier of semiconductor-based, interconnect products to world-class server, storage, and infrastructure OEMs servicing Fortune 500 data centers, the world’s most powerful supercomputers, and mission critical embedded applications. The company’s Virtual Protocol Interconnect™ (VPI) enables standard communication protocols to operate over any converged network (InfiniBand, Ethernet, Data Center Ethernet) with the same software solution. Utilizing proven networking, clustering, storage, virtualization and RDMA acceleration engines, VPI optimizes application performance, power consumption, workload agility, and total system efficiency while future-proofing IT infrastructure.

Founded in 1999, Mellanox Technologies is headquartered in Santa Clara, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses and the realization of certain deferred tax assets. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses and the realization of certain deferred tax assets because it enhances investors’ ability to review our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation and the realization of certain deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued deployment of our interconnect adapters and switch silicon in tier-one OEM systems, into mainstream, volume applications, such as enterprise data centers, the continued growth in demand for HPC products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to compete in our industry, fluctuations in demand, sales cycles and prices for our products and services and our ability to protect our intellectual property rights.

In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions and negative financial news, which could adversely affect demand for our products. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-Q filed with the SEC on August 5, 2008 and our Form 10-K filed with the SEC on March 24, 2008, including “Risk Factors”. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, and InfiniPCI are registered trademarks of Mellanox Technologies, Ltd. Virtual Protocol Interconnect is a trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues	$29,138	$22,664	$82,494	$59,298
Cost of revenues	(6,103)	(5,695)	(17,744)	(14,891)

Gross profit	23,035	16,969	64,750	44,407

Operating expenses:
Research and development	10,067	6,067	28,339	17,603
Sales and marketing	3,964	3,294	11,326	9,089
General and administrative	2,408	1,607	6,303	4,467

Total operating expenses	16,439	10,968	45,968	31,159

Income from operations	6,596	6,001	18,782	13,248
Other income, net	1,152	1,432	3,136	4,169

Income before taxes on income	7,748	7,433	21,918	17,417
Provision for taxes on income	(2,590)	(461)	(7,533)	(1,554)

Net income	$5,158	$6,972	$14,385	$15,863

Net income per share— basic	$0.16	$0.23	$0.46	$0.59

Net income per share— diluted	$0.16	$0.21	$0.44	$0.54

Shares used in computing income per share:
Basic	31,591	30,146	31,338	26,806
Diluted	32,909	32,575	32,890	29,264

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share data, unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
GAAP NET INCOME	$5,158	$6,972	$14,385	$15,863
Adjustments:
Share-based compensation expense	2,043	995	5,954	2,420
Deferred taxes on NOL in Israel	2,390	—	7,459	—

NON-GAAP NET INCOME	$9,591	$7,967	$27,798	$18,283

GAAP SHARES – BASIC	31,591	30,146	31,338	26,806
Adjustments:
Impact from weighted outstanding shares*	82	386	335	3,726

NON-GAAP SHARE – BASIC	31,673	30,532	31,673	30,532

GAAP SHARES – DILUTED	32,909	32,575	32,890	29,264
Adjustments:
Impact from weighted outstanding shares*	82	386	335	3,726
Effect of dilutive securities under GAAP**	(1,318)	(2,429)	(1,552)	(2,458)
Total options vested and exercisable	3,008	3,253	3,008	3,253

NON-GAAP SHARES – DILUTED	34,681	33,785	34,681	33,785

GAAP NET INCOME PER SHARE- DILUTED	$0.16	$0.21	$0.44	$0.54
Adjustments:
Share-based compensation expense	0.06	0.03	0.18	0.08
Deferred taxes on NOL in Israel	0.07	0.00	0.23	0.00
Impact from weighted outstanding shares*	(0.00)	(0.00)	(0.01)	(0.07)
Effect of dilutive securities under GAAP**	0.01	0.02	0.04	0.06
Total options vested and exercisable	(0.02)	(0.02)	(0.07)	(0.06)

NON-GAAP INCOME PER SHARE- DILUTED	$0.28	$0.24	$0.81	$0.55

* Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. Because the shares issued pursuant to our initial public offering were issued, and all of our then outstanding preferred shares converted into ordinary shares on February 13, 2007, those shares were adjusted for the amount of time they were outstanding during the period as part of the GAAP SHARES – BASIC calculation. The GAAP SHARES – BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$89,228	$100,650
Short term investments	81,375	52,231
Restricted cash	824	709
Accounts receivable, net	24,689	17,353
Inventories	5,852	5,396
Deferred taxes	4,853	12,312
Prepaid expenses and other	2,343	1,509

Total current assets	209,164	190,160
Property and equipment, net	8,998	8,449
Severance assets	4,153	3,152
Intangible assets, net	481	395
Other long-term assets	1,754	244

Total assets	$224,550	$202,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,246	$6,703
Other accrued liabilities	11,017	11,282
Capital lease obligations, current	820	1,560

Total current liabilities	17,083	19,545
Accrued severance	5,532	4,058
Capital lease obligations, net of current portion	1,019	1,609
Other long-term obligations	632	71

Total liabilities	24,266	25,283
Shareholders’ equity
Ordinary shares	135	128
Additional paid-in capital	219,843	210,618
Accumulated other comprehensive income (loss)	(396)	54
Accumulated deficit	(19,298)	(33,683)

Total shareholders’ equity	200,284	177,117

Total liabilities and shareholders’ equity	$224,550	$202,400

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net income	$14,385	$15,863
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,669	1,431
Deferred income taxes	7,459	—
Share-based compensation expense	5,954	2,420
Gain on sale of investments	(1,975)	(1,453)
Changes in assets and liabilities:
Accounts receivable, net	(7,336)	(3,559)
Inventories	(456)	(1,303)
Prepaid expenses and other assets	(860)	1,334
Accounts payable	(1,457)	1,824
Accrued liabilities and other payables	1,770	4,760

Net cash provided by operating activities	20,153	21,317

Cash flows from investing activities:
Purchase of severance-related insurance policies	(1,001)	(630)
Purchases of short term investments	(181,440)	(99,580)
Maturities and sale of short term investments	153,821	7,536
Restricted cash deposit	(99)	71
Purchase of property and equipment	(2,810)	(2,270)
Purchase of preferred stock	(1,500)	—

Net cash used in investing activities	(33,029)	(94,873)

Cash flows from financing activities:
Proceeds from initial public offering, net of issuance costs	—	105,955
Principal payments on capital lease obligations	(1,824)	(1,233)
Proceeds from issuance of common stock to employees	3,278	2,348

Net cash provided by financing activities	1,454	107,070

Net increase (decrease) in cash and cash equivalents	(11,422)	33,514
Cash and cash equivalents at beginning of period	100,650	20,570

Cash and cash equivalents at end of period	$89,228	$54,084